Exhibit 99.1
NEWS RELEASE

NCI Building Systems Reports
Second Quarter 2018 Results

HOUSTON, TX, June 5, 2018 - NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) today reported financial results for its second fiscal quarter ended April 29, 2018.
Second Quarter 2018 Financial and Operational Highlights:

•	Sales rose 8.7% to $457.1 million for the quarter, compared to $420.5 million in the prior year’s second quarter

•	Gross profit was $104.1 million or 22.8% of sales, compared to $100.8 million or 24.0% of sales in the second quarter of 2017

•	The Company improved and replaced its debt structure, reducing its current effective cash interest rate from approximately 7.0% to 3.6% and extending the term to 2025

•
Net income was a loss of $5.7 million for the quarter, compared to net income of $17.0 million in the prior year’s second quarter. Adjusted Net Income was $16.4 million this quarter, compared to $11.5 million in the prior year’s second quarter

•
Net income per diluted common share for the quarter was a loss of $0.09, compared to income of $0.24 in the second quarter of fiscal 2017. There were several previously announced special items, which while positive for future operations including the debt refinancing and the sale of CENTRIA’s China operations, resulted in charges during the quarter. Adjusted Net Income was $0.25 per diluted common share, an increase of 56.3%, compared to $0.16 in the prior year’s second quarter

	Fiscal Three Months Ended
	April 29, 2018	April 30, 2017
Net income (loss) per diluted common share, GAAP basis	$(0.09)	$0.24
Loss on extinguishment of debt	0.33	0.00
Loss on disposition of a business	0.10	0.00
Gain on insurance recovery	0.00	(0.13)
Other items and related tax effect of adjustments	(0.09)	0.05
Adjusted net income per diluted common share	$0.25	$0.16

•	Adjusted EBITDA was $39.7 million, or 8.7% of revenues, for the quarter, compared to $37.0 million, or 8.8% of revenues, in the prior year’s second quarter

•	Total consolidated backlog increased to $631.6 million at quarter end, up 10.8% year-over-year
“We are pleased with the strong second quarter performance of all our business segments, as we successfully maintained our commercial discipline in a rising cost environment,” said Donald R. Riley, President and Chief Executive Officer. “NCI’s solid backlog and bookings continue to support our favorable outlook for 2018, and our key economic indicators continue to track to our expectations for year-over-year growth.
We are making good progress executing on our advanced manufacturing and continuous improvement initiatives. We believe the successful execution of these initiatives and the visibility provided by our backlog will position NCI well for the remainder of this fiscal year. Additionally during the quarter, we executed on two key priorities for the Company in improving our capital structure and completing the sale of our CENTRIA China business. These actions have simplified our operations, reduced risk and strengthened our balance sheet.”

Second Quarter 2018 Results
Second quarter of fiscal 2018 sales increased to $457.1 million, up 8.7%, from $420.5 million in last year's second fiscal quarter, primarily due to continued commercial discipline in the pass-through of higher material costs across our segments, combined with volume growth in both the Metal Components and Insulated Metal Panel segments and growth in package volumes in the Metal Coil Coating segment.
Gross profit increased 3.2% to $104.1 million this quarter, compared to $100.8 million in the second quarter of fiscal 2017 and was up sequentially from $91.9 million in the first quarter of fiscal 2018. Gross profit margins were 22.8% for the second quarter of fiscal 2018, compared to 24.0% in the second quarter of fiscal 2017 and was up sequentially 100 basis points from 21.8% in the first quarter of fiscal 2018. Gross margins in the second quarter were lower than the second quarter of the prior year primarily as a result of less favorable product mix in the IMP segment and incremental manufacturing costs in the Metal Coil Coating segment related to ramping-up additional shifts in preparation for higher volumes expected in the second half of fiscal 2018.
Engineering, selling, general and administrative (“ESG&A”) expenses were $74.4 million for the quarter, compared to $75.1 million in the prior year’s second fiscal quarter. As a percentage of revenues, ESG&A expenses were 16.3% in the fiscal 2018 second quarter compared to 17.9% in the prior year’s second fiscal quarter. The year-over-year decline in ESG&A expenses reflected the Company’s ongoing cost reduction initiatives, partially offset by the impact of wage and information technology cost increases.
Operating income for the quarter was $19.0 million, including a previously disclosed $6.7 million charge related to the sale of CENTRIA’s manufacturing facility in China, compared to $32.5 million in the second quarter 2017. Adjusted Operating Income, a non-GAAP financial measure which excludes certain special items, increased 15.3% to $27.3 million in the current quarter, compared to $23.6 million in the same period last year.
Net loss applicable to common shares in the quarter was $5.7 million, or $0.09 per diluted common share, compared to net income of $16.9 million, or $0.24 per diluted common share in the prior year’s second quarter. Income was impacted by the following special items: a $21.9 million charge related to the extinguishment and refinancing of a portion of the Company’s debt; a $6.7 million charge on the disposition of CENTRIA’s China operations; a $1.1 million charge for strategic development and acquisition related costs and $0.5 million of restructuring and impairment charges, partially offset by the associated tax effect of these items. The second quarter of fiscal 2017 included a $9.6 million special gain on an insurance recovery, partially offset by the related tax effects. Excluding the impact of these special items, second quarter 2018 Adjusted Net Income, a non-GAAP measure, was $16.4 million, or $0.25 per diluted common share, compared to $11.5 million, or $0.16 per diluted common share, in the prior year’s second quarter.
Adjusted EBITDA, a non-GAAP measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $39.7 million this quarter, compared to $37.0 million in the prior year’s second quarter. Please see the reconciliation of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA in the accompanying financial tables.
Cash and cash equivalents at the end of the second quarter were $35.3 million, compared to $49.7 million at the end of the second quarter of fiscal 2017. Cash and cash equivalents increased sequentially $22.9 million from $12.4 million at the end of the first quarter of fiscal 2018 due to operating earnings and improved utilization of accounts payable. NCI’s net debt leverage ratio (net debt/EBITDA) at the end of the second quarter was 2.2x. As of April 29, 2018, the Company’s $150.0 million asset based lending (ABL) facility remained undrawn.
Second Quarter 2018 Segment Performance
Sales in the Engineered Building Systems segment were $167.2 million in the second quarter of fiscal 2018, compared to $162.6 million in the prior year period, primarily as a result of commercial discipline passing through higher input costs, partially offset by lower tonnage volumes. Operating income increased 34.5% to $9.3 million this quarter, compared to $6.9 million in the prior year’s second quarter. Adjusted Operating Income, a non-GAAP measure, increased 32.3% to $9.6 million this quarter, compared to $7.2 million in the second quarter 2017. Operating margins increased as a result of reduced ESG&A costs and an emphasis on order profitability over volumes.
The Metal Components segment generated $168.5 million in sales during the quarter, an increase of 8.8% from $154.9 million in the prior year’s second quarter, led by higher external volumes across the segment and the disciplined pass-through of increasing input costs, despite a less favorable mix in the overhead doors product lines. Operating income was $22.1 million in the second fiscal quarter of 2018 compared to $20.0 million in the same period last year. Adjusted Operating Income was $22.2 million in the quarter, compared to $19.7 million in the prior year’s second quarter. The Metal Components segment’s operating margins increased as a result of improved operating leverage on higher volumes.
The Insulated Metal Panels segment generated $113.4 million in sales during the quarter, an increase of 10.2% from $102.9 million in the prior year’s second quarter, as a result of commercial discipline emphasizing project profitability over volume in a period of increasing input costs. Operating income was $1.5 million for the quarter compared to $19.4 million in the second quarter of 2017. The second quarter of fiscal 2018 had a $6.7 million special charge for the disposition of the CENTRIA’s China business and the second quarter of fiscal 2017 had a special gain of $9.2 million for an insurance recovery. Adjusted Operating Income was $8.4 million, compared to $10.4 million in the same period last year. The IMP segment’s operating margins decreased from the prior year as a result of the special items noted above and a change in product mix. The reduction in year-over-year margins was expected due to the unusually large amount of higher margin architectural panels shipped in the prior year quarter.
Sales in the Metal Coil Coating segment were $95.2 million during the second quarter of fiscal 2018, an increase of 9.8% from $86.7 million in the prior year’s second quarter, as a result of higher volumes in package sales and the pass-through of rising material costs. Operating income and Adjusted Operating Income were both $7.1 million in the second quarter of fiscal 2018 compared to $6.2 million in the second quarter of fiscal 2017, respectively. Operating margins in the Metal Coil Coating segment improved as a result of lower ESG&A costs, partially offset by lower manufacturing efficiency due to ramping-up additional shifts to support increasing activity levels.
Market Commentary
The key leading indicators that NCI follows and that typically have the most meaningful correlation to nonresidential low-rise construction starts are the American Institute of Architects’ (“AIA”) Architecture Mixed Use Index, the Dodge Residential single family starts and the Conference Board Leading Economic Index (“LEI”). Historically, there has been a very high correlation to the volume of nonresidential low-rise construction starts when the three leading indicators are combined and then seasonally adjusted. Based on the combined forward projection of these metrics, and assuming a 9- to 14-month historical lag for each metric, the Company continues to expect new nonresidential low-rise construction starts in the Company’s addressable market for its legacy businesses to grow 2.0% to 4.0% in fiscal 2018.
Guidance
Looking ahead, NCI’s key economic indicators are tracking to expectation and year-over-year growth in both bookings and backlog support the Company’s favorable outlook for fiscal 2018. For the third quarter of fiscal 2018, NCI expects revenues to be in the range of $525 to $545 million and Adjusted EBITDA to be in the range of $56 to $66 million.
The Company has provided additional detailed financial guidance in the quarterly supplemental presentation that can be found at www.ncibuildingsystems.com under the “Investors” section.
Conference Call Information
The NCI Building Systems, Inc. second quarter fiscal 2018 conference call is scheduled for Wednesday, June 6, 2018, at 9:00 a.m. ET (8:00 a.m. CT). Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.ncibuildingsystems.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode 13680060# when prompted. The taped replay will be available two hours after the call through June 20, 2018. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the NCI website for approximately 90 days.
About NCI Building Systems
NCI Building Systems, Inc. is one of North America's largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States, Canada and Mexico with additional sales and distribution offices throughout the United States and Canada. For more information visit www.ncibuildingsystems.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "guidance," "plan," "potential," "expect," "should," "will," "forecast" and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and expectations for new nonresidential low-rise construction starts in fiscal 2018 and our financial outlook and guidance, including our third quarter fiscal 2018 forecasted revenues and Adjusted EBITDA and other consolidated financial performance guidance. Among the factors that could cause actual results to differ materially include, but are not limited to, industry cyclicality and seasonality; adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the U.S. economy and abroad, generally, and in the credit markets; our substantial indebtedness and our ability to incur substantially more indebtedness; our ability to generate the significant cash flow required to service our existing debt, including our secured term loan facility, and obtain future financing; our ability to comply with the financial tests and covenants in our existing and future debt obligations; operational limitations or restrictions in connection with our debt; increases in interest rates; recognition of asset impairment charges; commodity price increases and/or limited availability of raw materials, including steel; interruptions in our supply chain; our ability to make strategic acquisitions accretive to earnings; retention and replacement of management and other key personnel; enforcement and obsolescence of intellectual property rights; fluctuations in customer demand; costs related to environmental clean-ups and liabilities; competitive activity and pricing pressure; increases in energy prices; volatility of the Company's stock price; effect on the price of the Company's common stock of future sales of the Company's common stock held by our sponsor; substantial governance and other rights held by our sponsor; breaches of our information system security measures and damage to our major information management systems; hazards that may cause personal injury or property damage, thereby subjecting us to liabilities and possible losses, which may not be covered by insurance; changes in laws or regulations, including the Dodd-Frank Act; the timing and amount of our stock repurchases; and costs and other effects of legal and administrative proceedings, settlements, investigations, claims and other matters. See also the “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 2017, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Sales	$457,069	$420,464	$878,418	$812,167
Cost of sales	352,986	319,625	682,418	627,377
Gross profit	104,083	100,839	196,000	184,790
	22.8%	24.0%	22.3%	22.8%

Engineering, selling, general and administrative expenses	74,406	75,124	149,192	144,164
Intangible asset amortization	2,413	2,405	4,825	4,810
Restructuring and impairment charges	488	315	1,582	2,578
Strategic development and acquisition related costs	1,134	124	1,861	481
Loss on disposition of business	6,686	—	6,686	—
Gain on insurance recovery	—	(9,601)	—	(9,601)
Income from operations	18,956	32,472	31,854	42,358
Interest income	37	138	70	144
Interest expense	(4,849)	(7,479)	(12,341)	(14,365)
Foreign exchange (loss) gain	(305)	127	166	50
Loss on extinguishment of debt	(21,875)	—	(21,875)	—
Other income, net	270	322	727	708
Income (loss) before income taxes	(7,766)	25,580	(1,399)	28,895
(Benefit) provision for income taxes	(2,082)	8,606	(964)	9,882
	26.8%	33.6%	68.9%	34.2%

Net income (loss)	$(5,684)	$16,974	$(435)	$19,013
Net income allocated to participating securities	—	(115)	—	(131)
Net income (loss) applicable to common shares	$(5,684)	$16,859	$(435)	$18,882

Income (loss) per common share:
Basic	$(0.09)	$0.24	$(0.01)	$0.27
Diluted	$(0.09)	$0.24	$(0.01)	$0.27

Weighted average number of common shares outstanding:
Basic	66,210	70,988	66,311	70,933
Diluted	66,210	71,122	66,311	71,107

Increase in sales	8.7%	13.0%	8.2%	9.4%

Engineering, selling, general and administrative expenses percentage	16.3%	17.9%	17.0%	17.8%

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 29, 2018	October 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$35,335	$65,658
Restricted cash	177	136
Accounts receivable, net	180,393	199,897
Inventories, net	221,369	198,296
Income taxes receivable	6,439	3,617
Investments in debt and equity securities, at market	6,332	6,481
Prepaid expenses and other	36,551	31,359
Assets held for sale	10,102	5,582
Total current assets	496,698	511,026

Property, plant and equipment, net	221,398	226,995
Goodwill	148,291	148,291
Intangible assets, net	132,338	137,148
Deferred income taxes	2,513	2,544
Other assets, net	5,369	5,108
Total assets	$1,006,607	$1,031,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable	$1,656	$440
Accounts payable	157,819	147,772
Accrued compensation and benefits	49,850	59,189
Accrued interest	1,464	6,414
Other accrued expenses	104,475	102,233
Total current liabilities	315,264	316,048

Long-term debt, net of deferred financing costs of $6,043 and $6,857	408,957	387,290
Deferred income taxes	1,928	4,297
Other long-term liabilities	18,134	18,230
Total long-term liabilities	429,019	409,817

Common stock	663	687
Additional paid-in capital	521,190	562,277
Accumulated deficit	(249,832)	(248,046)
Accumulated other comprehensive loss, net	(7,555)	(7,531)
Treasury stock, at cost	(2,142)	(2,140)
Total stockholders’ equity	262,324	305,247

Total liabilities and stockholders’ equity	$1,006,607	$1,031,112

NCI BUILDING SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Fiscal Six Months Ended
	April 29, 2018	April 30, 2017
Cash flows from operating activities:
Net income (loss)	$(435)	$19,013
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	20,800	20,378
Amortization of deferred financing costs	781	954
Loss on extinguishment of debt	21,875	—
Share-based compensation expense	7,868	5,862
Gain on insurance recovery	—	(9,601)
Loss on disposition of business	6,192	—
(Gains) losses on assets, net	(250)	262
Provision for doubtful accounts	(44)	1,406
Benefit for deferred income taxes	(1,676)	(113)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	17,060	12,232
Inventories	(24,920)	(8,617)
Income taxes	(2,822)	982
Prepaid expenses and other	(4,182)	(1,875)
Accounts payable	12,686	(21,737)
Accrued expenses	(12,016)	(11,068)
Other, net	(931)	(189)
Net cash provided by operating activities	39,986	7,889
Cash flows from investing activities:
Capital expenditures	(16,897)	(11,556)
Proceeds from sale of property, plant and equipment	2,678	2,533
Business disposition, net	(4,415)	—
Proceeds from insurance	—	420
Net cash used in investing activities	(18,634)	(8,603)
Cash flows from financing activities:
(Deposit) refund of restricted cash	(41)	240
Proceeds from stock options exercised	1,040	1,196
Proceeds from ABL facility	65,000	35,000
Payments on ABL facility	(65,000)	(35,000)
Proceeds from term loan	415,000	—
Payments on term loan	(144,147)	(10,000)
Payments on senior notes	(265,470)	—
Payments on note payable	(441)	(458)
Payments of financing costs	(6,275)	—
Payments related to tax withholding for share-based compensation	(4,612)	(2,389)
Purchases of treasury stock	(46,705)	(3,533)
Net cash used in financing activities	(51,651)	(14,944)
Effect of exchange rate changes on cash and cash equivalents	(24)	(63)
Net decrease in cash and cash equivalents	(30,323)	(15,721)
Cash and cash equivalents at beginning of period	65,658	65,403
Cash and cash equivalents at end of period	$35,335	$49,682

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Net income (loss) per diluted common share, GAAP basis	$(0.09)	$0.24	$(0.01)	$0.27
Loss on extinguishment of debt	0.33	—	0.33	—
Loss on disposition of business	0.10	—	0.10	—
Restructuring and impairment charges	0.01	0.00	0.02	0.04
Strategic development and acquisition related costs	0.02	0.00	0.03	0.01
Acceleration of CEO retirement benefits	—	—	0.07	—
Gain on insurance recovery	—	(0.13)	—	(0.14)
Tax effect of applicable non-GAAP adjustments(1)	(0.12)	0.05	(0.15)	0.03
Adjusted net income per diluted common share(2)	$0.25	$0.16	$0.39	$0.21

	Fiscal Three Months Ended		Fiscal Six Months Ended
	April 29, 2018	April 30, 2017	April 29, 2018	April 30, 2017
Net income (loss) applicable to common shares, GAAP basis	$(5,684)	$16,859	$(435)	$18,882
Loss on extinguishment of debt	21,875	—	21,875	—
Loss on disposition of business	6,686	—	6,686	—
Restructuring and impairment charges	488	315	1,582	2,578
Strategic development and acquisition related costs	1,134	124	1,861	481
Acceleration of CEO retirement benefits	—	—	4,600	—
Gain on insurance recovery	—	(9,601)	—	(9,601)
Other, net	—	328	(323)	328
Tax effect of applicable non-GAAP adjustments(1)	(8,059)	3,445	(9,883)	2,423
Adjusted net income applicable to common shares(2)	$16,440	$11,470	$25,963	$15,091

(1)	The Company calculated the tax effect of non-GAAP adjustments by applying the applicable statutory tax rate for the period to each applicable non-GAAP item.

(2)
The Company discloses a tabular comparison of Adjusted net income per diluted common share and Adjusted net income applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income per diluted common share and Adjusted net income applicable to common shares should not be considered in isolation or as a substitute for net income per diluted common share and net income applicable to common shares as reported on the face of our consolidated statements of operations.

NCI Building Systems, Inc.
Business Segments
(In thousands)
(Unaudited)

	Fiscal Three Months Ended					Fiscal Six Months Ended
	April 29, 2018		April 30, 2017			April 29, 2018		April 30, 2017
		% of Total Sales		% of Total Sales	% Change		% of Total Sales		% of Total Sales	% Change
Total Sales
Engineered Building Systems	$167,240	31	$162,624	32	2.8%	$324,204	31	$313,887	32	3.3%
Metal Components	168,456	31	154,895	31	8.8%	315,288	30	289,068	30	9.1%
Insulated Metal Panels	113,413	21	102,937	20	10.2%	224,207	21	198,132	20	13.2%
Metal Coil Coating	95,190	17	86,729	17	9.8%	183,533	18	175,069	18	4.8%
Total sales	544,299	100	507,185	100	7.3%	1,047,232	100	976,156	100	7.3%
Less: Intersegment sales	(87,230)	16	(86,721)	17	0.6%	(168,814)	16	(163,989)	17	2.9%
Total net sales	$457,069	84	$420,464	83	8.7%	$878,418	84	$812,167	83	8.2%

		% of Sales		% of Sales			% of Sales		% of Sales
External Sales
Engineered Building Systems	$157,136	34	$154,456	37	1.7%	$305,424	35	$299,477	37	2.0%
Metal Components	147,661	32	133,290	31	10.8%	275,189	31	248,847	30	10.6%
Insulated Metal Panels	99,792	22	86,773	21	15.0%	197,305	23	169,214	21	16.6%
Metal Coil Coating	52,480	12	45,945	11	14.2%	100,500	11	94,629	12	6.2%
Total external sales	$457,069	100	$420,464	100	8.7%	$878,418	100	$812,167	100	8.2%

Operating Income
Engineered Building Systems	$9,271	6	$6,894	4	34.5%	$17,534	5	$13,397	4	30.9%
Metal Components	22,082	13	19,997	13	10.4%	39,171	12	32,373	11	21.0%
Insulated Metal Panels	1,540	1	19,377	19	-92.1%	8,611	4	21,569	11	-60.1%
Metal Coil Coating	7,129	7	6,227	7	14.5%	12,505	7	12,933	7	-3.3%
Corporate	(21,066)	-	(20,023)	-	5.2%	(45,967)	-	(37,914)	-	21.2%
Total operating income	$18,956	4	$32,472	8	-41.6%	$31,854	4	$42,358	5	-24.8%

Adjusted Operating Income (1)
Engineered Building Systems	$9,551	6	$7,217	4	32.3%	$19,123	6	$15,630	5	22.3%
Metal Components	22,202	13	19,706	13	12.7%	37,888	12	32,387	11	17.0%
Insulated Metal Panels	8,375	7	10,387	10	-19.4%	17,030	8	12,579	6	35.4%
Metal Coil Coating	7,129	7	6,227	7	14.5%	12,505	7	12,933	7	-3.3%
Corporate	(19,993)	-	(19,899)	-	0.5%	(39,963)	-	(37,384)	-	6.9%
Total adjusted operating income	$27,264	6	$23,638	6	15.3%	$46,583	5	$36,145	4	28.9%

Adjusted EBITDA (2)
Engineered Building Systems	$11,786	7	$9,377	6	25.7%	$24,168	7	$20,025	6	20.7%
Metal Components	23,713	14	21,060	14	12.6%	41,028	13	35,103	12	16.9%
Insulated Metal Panels	12,933	11	14,985	15	-13.7%	25,703	11	21,604	11	19.0%
Metal Coil Coating	9,214	10	8,236	9	11.9%	16,648	9	17,079	10	-2.5%
Corporate	(17,976)	-	(16,689)	-	7.7%	(35,002)	-	(30,669)	-	14.1%
Total adjusted EBIDTA	$39,670	9	$36,969	9	7.3%	$72,545	8	$63,142	8	14.9%

(1)
The Company discloses a tabular comparison of Adjusted operating income (loss), which is a non-GAAP measure, because it is instrumental in comparing the results from period to period. Adjusted operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our statements of operations.

(2)
The Company's Term Loan Credit Agreement defines Adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments and stock compensation as well as certain special charges. As such, the historical information is presented in accordance with the definition above. The Company's Asset-Based Lending facility has substantially the same definition of Adjusted EBITDA. The Company is disclosing Adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Consolidated

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Total Net Sales	$469,385	$488,726	$421,349	$457,069	$878,418	$1,836,529

Operating Income, GAAP	34,097	33,325	12,898	18,956	31,854	99,276
Restructuring and impairment	1,009	1,709	1,094	488	1,582	4,300
Strategic development and acquisition related costs	1,297	193	727	1,134	1,861	3,351
Loss on disposition of business	—	—	—	6,686	6,686	6,686
Acceleration of CEO retirement benefits	—	—	4,600	—	4,600	4,600
Gain on insurance recovery	(148)	—	—	—	—	(148)
Unreimbursed business interruption costs	235	28	—	—	—	263
Goodwill impairment	—	6,000	—	—	—	6,000
Adjusted Operating Income	36,490	41,255	19,319	27,264	46,583	124,328

Other income and expense	1,322	(62)	928	(34)	894	2,154
Depreciation and amortization	10,278	10,664	10,358	10,442	20,800	41,742
Share-based compensation expense	2,284	2,084	2,270	1,998	4,268	8,636
Adjusted EBITDA	$50,374	$53,941	$32,875	$39,670	$72,545	$176,860

Year over year growth, Total Net Sales	1.5%	1.8%	7.6%	8.7%	8.2%	4.7%
Operating Income Margin	7.3%	6.8%	3.1%	4.1%	3.6%	5.4%
Adjusted Operating Income Margin	7.8%	8.4%	4.6%	6.0%	5.3%	6.8%
Adjusted EBITDA Margin	10.7%	11.0%	7.8%	8.7%	8.3%	9.6%

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Total Net Sales	$462,353	$480,314	$391,703	$420,464	$812,167	$1,754,834

Operating Income, GAAP	43,535	39,391	9,886	32,472	42,358	125,284
Restructuring and impairment	778	815	2,264	315	2,579	4,172
Strategic development and acquisition related costs	819	590	357	124	481	1,890
(Gain) loss on sale of assets and asset recovery	(52)	62	—	137	137	147
Gain on insurance recovery	—	—	—	(9,601)	(9,601)	(9,601)
Unreimbursed business interruption costs	—	—	—	191	191	191
Adjusted Operating Income	45,080	40,858	12,507	23,638	36,145	122,083

Other income and expense	(508)	(192)	309	449	758	58
Depreciation and amortization	10,595	9,815	10,315	10,062	20,377	40,787
Share-based compensation expense	2,661	3,181	3,042	2,820	5,862	11,704
Adjusted EBITDA	$57,828	$53,662	$26,173	$36,969	$63,142	$174,632

Operating Income Margin	9.4%	8.2%	2.5%	7.7%	5.2%	7.1%
Adjusted Operating Income Margin	9.8%	8.5%	3.2%	5.6%	4.5%	7.0%
Adjusted EBITDA Margin	12.5%	11.2%	6.7%	8.8%	7.8%	10.0%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Engineered Building Systems

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Total Sales	$191,910	$188,183	$156,964	$167,240	$324,204	$704,297
External Sales	182,164	178,222	148,288	157,136	305,424	665,810

Operating Income, GAAP	14,948	13,043	8,263	9,271	17,534	45,525
Restructuring and impairment	941	695	1,136	280	1,416	3,052
Strategic development and acquisition related costs	—	—	173	—	173	173
Adjusted Operating Income	15,889	13,738	9,572	9,551	19,123	48,750

Other income and expense	1,291	(694)	733	(88)	645	1,242
Depreciation and amortization	2,255	2,198	2,077	2,323	4,400	8,853
Adjusted EBITDA	$19,435	$15,242	$12,382	$11,786	$24,168	$58,845

Year over year growth, Total sales	6.0%	(7.8)%	3.8%	2.8%	3.3%	0.7%
Year over year growth, External Sales	3.8%	(9.3)%	2.3%	1.7%	2.0%	(0.9)%
Operating Income Margin	7.8%	6.9%	5.3%	5.5%	5.4%	6.5%
Adjusted Operating Income Margin	8.3%	7.3%	6.1%	5.7%	5.9%	6.9%
Adjusted EBITDA Margin	10.1%	8.1%	7.9%	7.0%	7.5%	8.4%

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Total Sales	$181,029	$204,208	$151,263	$162,624	$313,887	$699,124
External Sales	175,471	196,596	145,021	154,456	299,477	671,544

Operating Income, GAAP	19,561	22,830	6,503	6,894	13,397	55,788
Restructuring and impairment	106	211	1,910	186	2,096	2,413
(Gain) loss on sale of assets and asset recovery	(52)	62	—	137	137	147
Adjusted Operating Income	19,615	23,103	8,413	7,217	15,630	58,348

Other income and expense	(931)	(362)	(41)	(125)	(166)	(1,459)
Depreciation and amortization	2,438	2,399	2,276	2,285	4,561	9,398
Adjusted EBITDA	$21,122	$25,140	$10,648	$9,377	$20,025	$66,287

Operating Income Margin	10.8%	11.2%	4.3%	4.2%	4.3%	8.0%
Adjusted Operating Income Margin	10.8%	11.3%	5.6%	4.4%	5.0%	8.3%
Adjusted EBITDA Margin	11.7%	12.3%	7.0%	5.8%	6.4%	9.5%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Components

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Total Sales	$166,305	$181,288	$146,832	$168,456	$315,288	$662,881
External Sales	140,639	155,183	127,528	147,661	275,189	571,011

Operating Income, GAAP	23,276	23,119	17,089	22,082	39,171	85,566
Restructuring and impairment	60	69	(1,403)	120	(1,283)	(1,154)
Gain on insurance recovery	(148)	—	—	—	—	(148)
Adjusted Operating Income	23,188	23,188	15,686	22,202	37,888	84,264

Other income and expense	55	84	53	67	120	259
Depreciation and amortization	1,266	1,422	1,576	1,444	3,020	5,708
Adjusted EBITDA	$24,509	$24,694	$17,315	$23,713	$41,028	$90,231

Year over year growth, Total sales	(0.1)%	8.9%	9.4%	8.8%	9.1%	6.6%
Year over year growth, External Sales	0.1%	10.9%	10.4%	10.8%	10.6%	7.9%
Operating Income Margin	14.0%	12.8%	11.6%	13.1%	12.4%	12.9%
Adjusted Operating Income Margin	13.9%	12.8%	10.7%	13.2%	12.0%	12.7%
Adjusted EBITDA Margin	14.7%	13.6%	11.8%	14.1%	13.0%	13.6%

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Total Sales	$166,512	$166,532	$134,173	$154,895	$289,068	$622,112
External Sales	140,560	139,968	115,557	133,290	248,847	529,375

Operating Income, GAAP	26,803	21,254	12,376	19,997	32,373	80,430
Restructuring and impairment	202	103	305	129	434	739
Gain on insurance recovery	—	—	—	(420)	(420)	(420)
Adjusted Operating Income	27,005	21,357	12,681	19,706	32,387	80,749

Other income and expense	92	(27)	28	52	80	145
Depreciation and amortization	1,365	1,406	1,334	1,302	2,636	5,407
Adjusted EBITDA	$28,462	$22,736	$14,043	$21,060	$35,103	$86,301

Operating Income Margin	16.1%	12.8%	9.2%	12.9%	11.2%	12.9%
Adjusted Operating Income Margin	16.2%	12.8%	9.5%	12.7%	11.2%	13.0%
Adjusted EBITDA Margin	17.1%	13.7%	10.5%	13.6%	12.1%	13.9%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Insulated Metal Panels

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Total Sales	$119,730	$123,542	$110,794	$113,413	$224,207	$467,479
External Sales	98,026	105,064	97,513	99,792	197,305	400,395

Operating Income, GAAP	11,468	14,895	7,071	1,540	8,611	34,974
Restructuring and impairment	8	683	1,284	88	1,372	2,063
Strategic development and acquisition related costs	—	90	300	61	361	451
Loss on disposition of business	—	—	—	6,686	6,686	6,686
Unreimbursed business interruption costs	235	28	—	—	—	263
Adjusted Operating Income	11,711	15,696	8,655	8,375	17,030	44,437

Other income and expense	(211)	356	(273)	223	(50)	95
Depreciation and amortization	4,516	4,742	4,388	4,335	8,723	17,981
Adjusted EBITDA	$16,016	$20,794	$12,770	$12,933	$25,703	$62,513

Year over year growth, Total sales	13.3%	12.3%	16.4%	10.2%	13.2%	13.0%
Year over year growth, External Sales	4.2%	13.4%	18.3%	15.0%	16.6%	12.5%
Operating Income Margin	9.6%	12.1%	6.4%	1.4%	3.8%	7.5%
Adjusted Operating Income Margin	9.8%	12.7%	7.8%	7.4%	7.6%	9.5%
Adjusted EBITDA Margin	13.4%	16.8%	11.5%	11.4%	11.5%	13.4%

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Total Sales	$105,694	$110,001	$95,195	$102,937	$198,132	$413,827
External Sales	94,059	92,648	82,441	86,773	169,214	355,921
					—
Operating Income, GAAP	8,911	7,513	2,192	19,377	21,569	37,993
Restructuring and impairment	59	404	—	—	—	463
Strategic development and acquisition related costs	9	—	—	—	—	9
Gain on insurance recovery	—	—	—	(9,181)	(9,181)	(9,181)
Unreimbursed business interruption costs	—	—	—	191	191	191
Adjusted Operating Income	8,979	7,917	2,192	10,387	12,579	29,475

Other income and expense	32	270	35	340	375	677
Depreciation and amortization	4,357	3,926	4,392	4,258	8,650	16,933
Adjusted EBITDA	$13,368	$12,113	$6,619	$14,985	$21,604	$47,085

Operating Income Margin	8.4%	6.8%	2.3%	18.8%	10.9%	9.2%
Adjusted Operating Income Margin	8.5%	7.2%	2.3%	10.1%	6.3%	7.1%
Adjusted EBITDA Margin	12.6%	11.0%	7.0%	14.6%	10.9%	11.4%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Metal Coil Coating

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Total Sales	$95,261	$98,550	$88,343	$95,190	$183,533	$377,344
External Sales	48,556	50,257	48,020	52,480	100,500	199,313

Operating Income, GAAP	7,107	1,419	5,376	7,129	12,505	21,031
Goodwill impairment	—	6,000	—	—	—	6,000
Adjusted Operating Income	7,107	7,419	5,376	7,129	12,505	27,031

Depreciation and amortization	2,063	2,065	2,058	2,085	4,143	8,271
Adjusted EBITDA	$9,170	$9,484	$7,434	$9,214	$16,648	$35,302

Year over year growth, Total sales	(1.5)%	2.7%	0.0%	9.8%	4.8%	2.6%
Year over year growth, External Sales	(7.1)%	(1.7)%	(1.4)%	14.2%	6.2%	0.7%
Operating Income Margin	7.5%	1.4%	6.1%	7.5%	6.8%	5.6%
Adjusted Operating Income Margin	7.5%	7.5%	6.1%	7.5%	6.8%	7.2%
Adjusted EBITDA Margin	9.6%	9.6%	8.4%	9.7%	9.1%	9.4%

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Total Sales	$96,684	$95,987	$88,340	$86,729	$175,069	$367,740
External Sales	52,263	51,102	48,684	45,945	94,629	197,994

Operating Income, GAAP	10,531	9,310	6,706	6,227	12,933	32,774
Adjusted Operating Income	10,531	9,310	6,706	6,227	12,933	32,774

Other income and expense	2	—	31	—	31	33
Depreciation and amortization	2,214	1,849	2,106	2,009	4,115	8,178
Adjusted EBITDA	$12,747	$11,159	$8,843	$8,236	$17,079	$40,985

Operating Income Margin	10.9%	9.7%	7.6%	7.2%	7.4%	8.9%
Adjusted Operating Income Margin	10.9%	9.7%	7.6%	7.2%	7.4%	8.9%
Adjusted EBITDA Margin	13.2%	11.6%	10.0%	9.5%	9.8%	11.1%

NCI BUILDING SYSTEMS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

Corporate

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 30, 2017	October 29, 2017	January 28, 2018	April 29, 2018	April 29, 2018	April 29, 2018
Operating Loss, GAAP	$(22,702)	$(19,151)	$(24,901)	$(21,066)	$(45,967)	$(87,820)
Restructuring and impairment	—	262	77	—	77	339
Strategic development and acquisition related costs	1,297	103	254	1,073	1,327	2,727
Acceleration of CEO retirement benefits	—	—	4,600	—	4,600	4,600
Adjusted Operating Loss	(21,405)	(18,786)	(19,970)	(19,993)	(39,963)	(80,154)

Other income and expense	187	192	415	(236)	179	558
Depreciation and amortization	178	237	259	255	514	929
Share-based compensation expense	2,284	2,084	2,270	1,998	4,268	8,636
Adjusted EBITDA	$(18,756)	$(16,273)	$(17,026)	$(17,976)	$(35,002)	$(70,031)

	Fiscal Three Months Ended				Fiscal Six Months Ended	Trailing Twelve Months
	July 31, 2016	October 30, 2016	January 29, 2017	April 30, 2017	April 30, 2017	April 30, 2017
Operating Loss, GAAP	$(22,271)	$(21,516)	$(17,891)	$(20,023)	$(37,914)	$(81,701)
Restructuring and impairment	411	97	49	—	49	557
Strategic development and acquisition related costs	810	590	357	124	481	1,881
Adjusted Operating Loss	(21,050)	(20,829)	(17,485)	(19,899)	(37,384)	(79,263)

Other income and expense	297	(73)	256	182	438	662
Depreciation and amortization	221	235	207	208	415	871
Share-based compensation expense	2,661	3,181	3,042	2,820	5,862	11,704
Adjusted EBITDA	$(17,871)	$(17,486)	$(13,980)	$(16,689)	$(30,669)	$(66,026)